EXHIBIT 99.1

( BW)(CA-DECKERS-OUTDOOR)(DECK) Deckers Outdoor Corporation Updates Sales and Earnings Guidance

    Business Editors

    GOLETA, Calif.--(BUSINESS WIRE)--Oct. 1, 2003--Deckers Outdoor Corporation (NASDAQ: DECK) today announced for the third quarter ended September 30, 2003, the Company now expects sales to be between $23.0 and $23.5 million compared to its previous guidance of $19.0 to $20.0 million.
    The Company also stated that it expects to meet or improve upon the current First Call consensus estimate for the third quarter.
    "The strong momentum we experienced in the first half of the year continues into the second half of fiscal 2003," commented Doug Otto, Chairman and Chief Executive Officer of Deckers. "Our better than expected performance was driven by significant growth in Ugg and continued strength in our Teva business. We remain committed to further leveraging our leadership position in the market."

    Deckers Outdoor Corporation builds niche products into global lifestyle brands by designing and marketing innovative, functional and fashion-oriented footwear, developed for both high performance outdoor activities and everyday casual lifestyle use. The Company's products are offered under the Teva, Simple and Ugg brand names.

    *All statements in this press release that are not historical facts are forward-looking statements, including the Company's estimates regarding sales and earnings per share results for the quarter ending September 30, 2003. These forward-looking statements are based on the Company's expectations as of today, October 1, 2003. No one should assume that any forward-looking statement made by the Company will remain consistent with the Company's expectations after the date the forward-looking statement is made. The Company intends to continue its practice of not updating forward-looking statements until its next quarterly results announcement. In addition, such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Many of the risks, uncertainties and other factors are discussed in detail in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002. Among the factors that could impact results are the general economic conditions and strength or weakness in the retail environments in which the Company's products are sold. In addition, the Company's sales are highly dependent on consumer preferences, which are difficult to assess and can shift rapidly. Any shift in consumer preferences away from one or more of the Company's product lines could result in lower sales as well as obsolete inventory, both of which could adversely affect the Company's results of operations, financial condition and cash flows. The Company also depends on its customers continuing to carry and promote its various lines. Availability of products can also affect the Company's ability to meet its customers' orders. Sales of the Company's products, particularly those under the Teva(R) and Ugg(R) lines, are very sensitive to weather conditions. Extended periods of unusually cold weather during the spring and summer could adversely impact demand for the Company's Teva(R) line. Likewise, unseasonably warm weather during the fall and winter months could adversely impact demand for the Company's Ugg(R) product line. Also, the sales and earnings estimates above are very preliminary in nature. The quarterly financial statement closing process is currently in its very early stages, is subject to completion and the final reported sales and earnings amounts may change significantly from the estimated amounts above. The Company disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in the 2002 Annual Report on Form 10-K, the Quarterly Reports on Form 10-Q or this news release.

    CONTACT: Deckers Outdoor Corporation
             Scott Ash, 805/967-7611
                or
             Integrated Corporate Relations, Inc.
             (Investor Relations)
             Chad A. Jacobs/Brendon Frey, 203/222-9013